UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2022

Crucible Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39837	85-3052152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 Walnut Street Boulder, Colorado	80302
(Address of principal executive offices)	(Zip Code)

(401) 216-7635

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	CRU.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	CRU	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50		None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Crucible Acquisition Corporation, a Delaware corporation (the “Company”), is providing today the additional information set forth in the following paragraph pursuant to Section 311.01 of the Listed Company Manual of the New York Stock Exchange in connection with the definitive proxy statement it filed on October 24, 2022 relating to a special meeting of its stockholders (the “Special Meeting”) to approve certain amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), which would, if approved by the Company’s stockholders, among other things, cause the Company to cease its operations except for the purpose of winding up on November 30, 2022 (the “Amended Termination Date”), instead of the current date pursuant to the Charter of January 7, 2023, if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”), and redeem all of the shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), included as part of the units (“Units”) sold in the Company’s initial public offering that was completed on January 7, 2021 (the “IPO”), whether such shares were purchased in the IPO or in the secondary market following the IPO (including shares sold pursuant to the underwriters’ overallotment option), for the per-share redemption price of the trust account established in connection with the IPO (the “Trust Account”), including interest (net of taxes payable, and less up to $100,000 of such net interest to pay dissolution expenses) within ten business days of the Amended Termination Date (any such redemptions, the “Mandatory Redemptions” and such amendment to the Charter, the “Amendment”). In connection with the approval of the Amendment, the holders of Class A Common Stock may elect to redeem their shares of Class A Common Stock to receive a per-share redemption price of the Trust Account, including interest (net of taxes payable), which redemptions will be consummated only if the Amendment is approved by the Company’s stockholders (any such redemptions, the “Voluntary Redemptions”). The Special Meeting will be held virtually at 10:00 a.m., Mountain time, on November 28, 2022, and the record date for the Special Meeting is 5:00 p.m., New York City Time, on October 3, 2022.

Assuming the Amendment is approved by the Company’s stockholders, (i) the Company expects to complete any Voluntary Redemptions on or about November 30, 2022, (ii) because the Company will not complete an initial Business Combination by the Amended Termination Date, the last day of trading of the Class A Common Stock and Units is expected to be November 30, 2022, and (iii) because the Company will not complete an initial Business Combination by the Amended Termination Date, the Company expects to complete the Mandatory Redemptions on or about December 1, 2022.

Forward Looking Statements

This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022 and Quarterly Reports on Form 10-Q filed with the SEC on May 13, 2022 and August 12, 2022, and as those may be further amended and/or supplemented in subsequent filings with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this report, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crucible Acquisition Corporation

Date: November 3, 2022	By:	/s/ James M. Lejeal
	Name:	James M. Lejeal
	Title:	Chief Executive Officer